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                                                                   EXHIBIT 10.47

                           MESSAGEMEDIA, INCORPORATED


April 20, 1999


Bert Klein




Dear Bert:

This letter sets forth the terms and conditions of our agreement (the "Agreement") regarding your employment with MESSAGEMEDIA, INCORPORATED (the "Company"). This Agreement is made and entered into as of the last day either party executes this Agreement. You and the Company hereby agree as follows:

        1. NEW POSITION. The Company has accepted your resignation as Chief Financial Officer and Vice-President Finance and Administration of the Company as of April 9, 1999. You and the Company agree that you shall remain an employee of the Company, pursuant to the provisions of paragraph 4 herein, with the title of Vice-President of Corporate Planning. Your base salary shall remain $160,000 per year, subject to standard deductions and withholdings, and you shall continue to receive standard Company benefits. You agree that you will report to the President and Chief Executive Officer.

        2. RELOCATION PAYMENT. The Company agrees that, as part of the Agreement and in consideration thereof, it will pay you forty-two thousand dollars ($42,000), subject to standard deductions and withholdings. You acknowledge that the Company has already provided you with this payment and there are no obligations for repayment to the company upon your termination from the company.

        3. BONUS PAYMENT. The Company agrees that you will be paid a guaranteed bonus from October 6, 1998 to January 15, 2000 of $50,000 with $40,000 paid on your anniversary date of October 6, 1999 and $10,000 on January 15, 2000. If your employment with the company is terminated in advance of January 15, 2000 then $40,000 of the guaranteed bonus will be paid.

        4. TERM OF EMPLOYMENT. The Company agrees that your employment with the Company shall terminate upon the earlier of (i) January 15, 2000, or (ii) the date in which either party terminates this Agreement in accordance with the provisions of paragraph 7 hereof (the "Term").

        5. STOCK OPTIONS.

                (a) The Company agrees that, pursuant to the terms of the agreements underlying your outstanding stock options to purchase Common Stock of the Company (the "Options"), the term and vesting of such Options will continue for the duration of the Term. You agree and understand that the Options will cease vesting in accordance with their terms upon the completion of the Term.



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Bert Klein
April 20, 1999
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                (b) The Company further agrees that it will grant you an option to purchase 33,333 shares of Common Stock of the Company (the "Supplemental Option") under the Company's 1995 Stock Option Plan. The exercise price per share shall be $5.563, the fair market value of the shares on the date of grant. The Supplemental Option shall vest in full and be fully exercisable on the last day of the Term; provided, however, that you execute the release and waiver of claims attached hereto as Exhibit A. Additionally, the Company agrees to extend the exercise period under your Supplemental Option such that it may be exercised as to any vested shares until January 15, 2001 in accordance with the applicable stock option agreements and the Company's 1995 Stock Option Plan. You expressly acknowledge that, by virtue of receiving an extension of the exercise period, the Supplemental Option will not be treated as an incentive stock option, but instead, will be treated for tax purposes as if they were non-qualified stock options.

        6. OTHER COMPENSATION AND BENEFITS. Except as expressly provided herein, you acknowledge that you will not receive (nor are you entitled to) any additional compensation, severance, stock options, stock or other benefits from the Company, notwithstanding any prior agreements to the contrary at the conclusion of the Term.

        7. TERMINATION OF EMPLOYMENT DURING THE TERM. In the event that you materially breach any provision of this Agreement or any continuing obligations under the Proprietary Information and Inventions Agreement, the Company, at its election, may terminate your employment with the Company and its obligations to make any further payments or provide any further benefits to you under this Agreement, effective upon written notice to you. You acknowledge that your options will cease vesting and terminate in accordance with the applicable terms of the Stock Option Agreements upon the termination of your employment with the Company under this paragraph 7. Likewise, you may elect to terminate this Agreement at any time and for any reason, effective upon your delivery of written notice to the Company. This contract will only be terminated by the company if there is a material breach of this agreement. In the event of a breach, the company will provide a 60 day written notice in advance of the companies intent to terminate the contract. The written notice will include a description of the reason for termination. During the 60 day period you will be given an opportunity to respond and resolve any reasons for breach in order to come back into compliance with the agreement. It is understood that your accepting employment as a consultant with another organization during the term of this contract does not constitute breach of this agreement. Reduction in force and reorganizational changes also do not constitute reason to terminate the agreement.

     8. RETURN OF COMPANY PROPERTY. You agree that on or before the end of the Term, you will return to the Company all Company documents (and all copies thereof) and other Company property which you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). If the Company believes that any property is missing



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Bert Klein
April 20, 1999
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you will be notified in writing and given the opportunity to respond or return the property within 21 days of your receipt of notification.

        9. PROPRIETARY INFORMATION Obligations. You acknowledge your continuing obligations under your Proprietary Information and Inventions Agreement during and after your employment with the Company not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company. A copy of your Proprietary Information and Inventions Agreement is attached hereto as Exhibit B.

        10. CONFIDENTIALITY. The provisions of this Agreement shall be held in strictest confidence by you and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

        11. RELEASE. Except as otherwise set forth in this Agreement, you hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and its and their respective officers, directors, agents, servants, employees, attorneys, insurers, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA, as amended. You also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your waiver and release does not apply to any rights or claims that may arise after the execution date of this Agreement; (b) you have been advised hereby that you have the right to consult with an attorney prior to executing this Agreement; (c)



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Bert Klein
April 20, 1999
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you have forty-five (45) days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier); (d) you have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by you, provided that the Company has also executed this Agreement by that date ("Effective Date").

        12. SECTION 1542 WAIVER. You understand that this Agreement includes a release of all known and unknown claims. You acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

        You hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of any claims you may have against the Company.

        13. MISCELLANEOUS. This Agreement, including Exhibits A and B, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in writing signed by both you and a duly authorized officer of the Company. This Agreement shall bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.



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Bert Klein
April 20, 1999
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If this Agreement is acceptable to you, please sign below and return the original to me.

Sincerely,

MESSAGEMEDIA, INCORPORATED



Larry Jones                                 Date: __________________________
President and Chief Executive Officer



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Bert Klein
April 20, 1999
Page 6





HAVING READ AND REVIEWED THE FOREGOING, I HEREBY AGREE TO AND ACCEPT THE TERMS AND CONDITIONS OF THIS AGREEMENT AS STATED ABOVE:


Date: ____________________                  ____________________________________
                                            BERT KLEIN


Attachments:
Exhibit A - Release and Waiver of Claims
Exhibit B - Proprietary Information and Inventions Agreement



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                                    EXHIBIT A


                          RELEASE AND WAIVER OF CLAIMS

        In exchange for payment to me of amounts pursuant to Section 3 and the options of section 5 (and for the other benefits provided therein) of the letter agreement (the "Agreement"), to which this form is attached, I hereby furnish MESSAGEMEDIA, INCORPORATED (the "Company") with the following release and waiver.

        I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.

        I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

        I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled as an employee of the Company. I further acknowledge that if I am over 40 I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the waiver and release granted herein does not relate to claims which may arise after this agreement is executed; (b) I have the right to consult with an attorney prior to executing this agreement (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days from the date I receive this agreement, in which to consider this agreement (although I may choose voluntarily to execute this agreement earlier); (d) I have seven (7) days following the execution of this agreement to revoke my consent to the agreement; and (e) this agreement shall not be effective until the seven (7) day revocation period has expired.

Date: __________________                    By:_________________________________
                                               BERT KLEIN



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                                    EXHIBIT B


                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT